EXHIBIT 99.1

Covidien Announces Definitive Agreement to Acquire Somanetics Corporation

•	Expands monitoring platform with market-leading technology

•	Complements existing sales infrastructure; geographic expansion opportunities

•	Strong portfolio of clinical research

Dublin, Ireland and Troy, MI – June 16, 2010 – Covidien plc (NYSE: COV) and Somanetics Corporation (NASDAQ: SMTS) today announced that they have signed a definitive merger agreement under which Covidien will acquire all of the outstanding shares of Somanetics Corporation for $25.00 per share in cash, for a total of $250 million, net of cash acquired. This acquisition is consistent with the Covidien strategy to expand into adjacencies and invest in product categories where it can develop a global competitive advantage.

Somanetics is a leader in cerebral and somatic oximetry. The company had sales of $50 million in 2009 and has approximately 150 employees. Its INVOS® (In-Vivo Optical Spectroscopy) Cerebral/Somatic Oximeter, a noninvasive patient monitor, continuously measures blood oxygen levels in the brain and in the body of patients who are at risk for restricted blood flow so clinicians can detect and correct a variety of threatening complications. The INVOS System is the only commercially-available cerebral/somatic oximeter shown to improve patient outcomes.

“The acquisition of Somanetics will allow Covidien to broaden our product offerings and add another market-leading monitoring technology to its portfolio,” said Pete Wehrly, President, Respiratory & Monitoring Solutions, Covidien. “The Somanetics product line, which we currently distribute in Europe, will expand our presence in the operating room. The acquisition will help us achieve our mission of enhancing the quality of life and improving patient outcomes.”

“We are excited about joining Covidien and enabling Somanetics’ shareholders to realize enhanced value for their investment,” said Bruce Barrett, President and Chief Executive Officer, Somanetics. “We have enjoyed a strong, long-standing relationship with Covidien as the exclusive European distribution partner of our INVOS System. Our proprietary technology ideally complements Covidien’s portfolio of respiratory and monitoring products.”

Financial Highlights

Under the terms of the agreement, Covidien will pay $25.00 in cash per Somanetics share for a total of approximately $250 million, net of cash acquired. The combination with Somanetics will broaden Covidien’s product offerings and is expected to be accretive to both revenue and earnings growth rates over time.

The transaction, which will take the form of an all-cash tender offer by a wholly-owned subsidiary of Covidien, followed by a second-step merger, is subject to customary closing conditions, including receipt of certain regulatory approvals, and is expected to be completed by July 31, 2010. The Boards of Directors of both companies have unanimously approved the transaction. All of the directors and executive officers of Somanetics have confirmed their intention to tender all shares held by them into the offer. Once the transaction has been completed, Covidien will report the Somanetics business as part of its Oximetry and Monitoring product line in the Medical Devices business segment.

Assuming a closing on July 31, 2010, Covidien expects that this transaction will be dilutive to 2010 and 2011 GAAP earnings per share. On a Non-GAAP basis, excluding transaction, restructuring and other costs, the transaction is expected to be neutral to earnings per share in fiscal 2010 and slightly accretive to fiscal 2011 earnings per share.

About Covidien

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2009 revenue of $10.7 billion, Covidien has 42,000 employees worldwide in more than 60 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

About Somanetics

Somanetics Corporation develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter. The INVOS System is the only commercially-available cerebral/somatic oximeter with labeling for improved outcomes after surgery in patients above 2.5 kg. The INVOS System is the clinical reference standard in cerebral/somatic oximetry, with a 12-year market track record, more than 750 clinical references and implementation at approximately 800 U.S. hospitals. Somanetics also develops, manufactures and markets the Vital Sync™ System, a device that integrates data from bedside devices into a single system for enhanced patient assessment and decision making, data management and data storage. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan. For more information, visit http://www.somanetics.com/.

Covidien Contacts
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

Somanetics Contact
Bill Iacona
Chief Financial Officer
248-244-1423

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are not historical facts. Covidien and Somanetics have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transaction and statements regarding the effect of the transaction on Covidien’s business and competitive position, statements regarding future innovation and market growth and statements regarding Covidien’s future financial performance and financial condition. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the transaction; uncertainties as to how many of Somanetics’ stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Covidien’s and Somanetics’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Covidien’s and Somanetics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of Covidien’s and Somanetics’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Covidien DE Corp., a wholly-owned subsidiary of Covidien, and the Solicitation/Recommendation Statement to be filed by Somanetics. Neither Covidien nor Somanetics undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

NON-GAAP Financial Information

This release contains a non-GAAP financial measure. This non-GAAP financial measure, which is used as a measure of Covidien’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of Covidien’s financial performance prepared in accordance with GAAP. Covidien’s non-GAAP measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Covidien defines its non-GAAP financial measures.

Specifically, any one-time charges for transaction, restructuring and other costs are excluded from the projected earnings per share dilution.

Covidien management uses this non-GAAP financial measure because it believes it is useful and more meaningful to assess projected earnings per share dilution excluding the transaction-related expenses. This non-GAAP financial measure is also used by Covidien’s management in its financial and operating decision-making because management believes it reflects the underlying economics of Covidien’s ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Covidien’s business and may, in some cases, be difficult to forecast accurately for future periods. Covidien’s management believes that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating Covidien’s current operating performance and future prospects in the same manner as management does if they so choose. Non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect Covidien’s operations. Covidien’s management compensates for this and other limitations by also considering Covidien’s financial results as determined in accordance with GAAP.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This release is neither an offer to purchase nor a solicitation of an offer to sell any securities of Somanetics Corporation. Covidien DE Corp. (“Purchaser”), an indirect, wholly-owned subsidiary of Covidien, has not commenced the tender offer for the shares of Somanetics common stock described in this release.

Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Somanetics will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about Covidien, Somanetics, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Purchaser and Somanetics through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting:

Covidien

Investor Relations

508-452-4650

investor.relations@covidien.com

or

Somanetics Corporation

Investor Relations

248-244-1409

irrequests@somanetics.com